EXHIBIT 99.5

                          CHASE SECURITIES INC. LEGEND


                                    REVISED


                          Saxon Asset Securities Trust

             Mortgage Loan Asset-Backed Certificates, Series 1999-1

                           $497,616,000 (Approximate)
                              Subject to Revision

              February 16, 1999 - Preliminary Marketing Materials

The information contained herein does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Information contained herein is confidential and provided for information only, does not purport to be complete and should not be relied upon in connection with any decision to purchase the securities. This information supersedes any prior version hereof and will be deemed to be superseded by any subsequent versions including, with respect to any description of the securities or the underlying assets, the information contained in the final Prospectus and accompanying Prospectus Supplement. Offers to sell and solicitations of offers to buy the securities are made only by the final Prospectus Supplement and the related Prospectus.